ADDENDUM TO AGREEMENT


         This is an Addendum entered into this 12th day of June, 1998, to the Agreement signed April 16th, 1998 between Bria Communications Corporation
("Bria"), a New Jersey Corporation and International Beverage Development Corporation ("IBDC"), a Delaware Corporation.

1. Extension of Closing. Both parties to this Agreement have mutually agreed to move the date of closing forward from April 23, 1998 to July 7, 1998.



                                          BRIA COMMUNICATIONS CORPORATION

Attest: /s/Barbara Lifschutz              BY: /s/Richard Lifschutz

                                          INTERNATIONAL BEVERAGE
                                          DEVELOPMENT CORPORATION


Attest:/s/ Marie N. Shaw                  BY:/s/James A. Tilton